Diversified Income Trust, September 30, 2005, annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2005, Putnam Management
has assumed $58,049 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	C	lass A	72,352
		Class B	21,101
		Class C	10,950

72DD2		Class M	144,920
		Class R	18
		Class Y	1,594

73A1		Class A	0.544
		Class B	0.465
		Class C	0.465

74A2		Class M	0.520
		Class R	0.525
		Class Y	0.568

74U1		Class A	133,838
		Class B	38,653
		Class C	22,296

74U2		Class M	187,738
		Class R	55
		Class Y	3,149

74V1		Class A	10.20
		Class B	10.12
		Class C	10.14

74V2		Class M	10.11
		Class R	10.18
		Class Y	10.20



85B While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.